SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of report (Date of earliest event reported):   November 14, 2002 (November 14, 2002)

CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3535 Piedmont Road, Building 14, Fourteenth Floor, Atlanta, Georgia	30305

(Address of principal executive offices)	(Zip Code)

     Registrant’s telephone number, including area code:  (404) 949-0700

SIGNATURES

Item 9. Regulation FD Disclosure

     On November 14, 2002, in connection with the filing of the Form 10-Q of Cumulus Media Inc. (the “Company”) for the period ended September 30, 2002 (the “Report”), Lewis W. Dickey, Jr., the Chairman, President and Chief Executive Officer, and Martin R. Gausvik, the Executive Vice President, Treasurer and Chief Financial Officer, of the Company each certified, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

	By:	/s/ Lewis W. Dickey, Jr. Name: Lewis W. Dickey, Jr. Title: Chairman, President and Chief Executive Officer

Date: November 14, 2002